UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 6, 2015 (May 4, 2015)

VISCOUNT SYSTEMS, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-49746	88-0498181
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

4585 Tillicum Street, Burnaby, British Columbia, Canada V5J 5K9
 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (604) 327-9446

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On May 4, 2015, Paul Goldenberg resigned as a director of Viscount Systems, Inc. (the “Company”) and accordingly resigned as Independent Chair of the Company’s Corporate Governance Committee and as a Member of the Company’s Audit Committee, Nominating Committee and Compensation and Risk Committee. Mr. Goldenberg’s resignation was not the result of any disagreement with the Company.

     On May 4, 2015, George E. Birnbaum was appointed as a director of the Company. Mr. Birnbaum will be eligible to receive the standard director compensation generally offered to other non-employee directors of $2,500 and 250,000 warrants to purchase common stock of the Company, to be paid by the Company on a quarterly basis. Other than being eligible to receive such director compensation, Mr. Birnbaum did not enter into any material plan, contract, or arrangement in connection with his election as a director.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2015	VISCOUNT SYSTEMS, INC.
(Registrant)

	By:	/s/ Dennis Raefield
Dennis Raefield, President